Exhibit 10(g)





 Amendment to Amended and Restated 1989 Non-Employee Directors Stock Option Plan


The following resolution relating to the Amended and Restated 1989 Non-Employee Directors Stock Option Plan was adopted by the Board of Directors of Circuit City Stores, Inc. at its meeting on February 20, 1997:


RESOLVED, that . . . Section 4 of the 1989 Directors Plan . . . are hereby amended to change the references therein to "Common Stock" or "common stock of the Company" to read "Circuit City Stores, Inc.--Circuit City Group Common Stock."